EXHIBIT 10.3

CONFIDENTIALITY AND NON-COMPETE AGREEMENT

In consideration of my employment or continued employment with Franklin Electric Co., Inc. (“Employer”), my access to Employer’s customer relationships and confidential information, and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, I agree on this 5th day of July, in the year 2023 as follows:
CONFIDENTIALITY
1.
I acknowledge that Employer has certain non-public confidential information, including (a) technical information, such as drawings, specifications, design tolerances, manufacturing methods and processes, as well as research and development efforts, results and plans, and (b) client information, such as client contact information, contract terms, client listings, files, purchase history, needs and preferences; (c) financial information, such as sales plans and forecasts, sales and earnings figures, profitability information, and pricing; (d) corporate strategies, new product, marketing and other strategic plans; and (e) personnel files and information (“Confidential Information”). I understand that my employment with Employer places me in a position of trust and confidence, and in the course of my employment with Employer and because of the nature of my responsibilities, I have received and will receive access to Employer’s Confidential Information, which I recognize and agree is highly sensitive and valuable, and is the exclusive property of Employer.

2.
During my employment with Employer and thereafter, I will maintain all Confidential Information that comes into my possession as confidential and as the exclusive property of Employer, and such Confidential Information shall not be disclosed by me nor used by me in any way, except as required by my duties to, and for the benefit of, Employer. I will not remove any Confidential Information from Employer’s premises except as my duties shall require and as authorized by Employer.

3.
Upon any termination of my employment, I will immediately turn over all of the following to my supervisor, and I shall retain no copies thereof: all documents and files (whether paper, digital, electronic or otherwise) that were supplied to me by Employer, or that were received, obtained or created by me pursuant to my duties for Employer, including all drawings, designs, specifications, and manuals; keys and key cards; computer equipment and software; computer printouts and databases; and any other materials supplied to me by Employer or purchased with Employer’s funds, and all copies (whether copied onto paper, electronic, digital, tape, or other media) thereof.

4.
I acknowledge that I have been instructed not to bring to Employer’s premises or to use, and I agree not to bring or to use, whatever confidential information I might have regarding previous employers. I have been informed about the nature of my employment with Employer, and I warrant and represent that I can fulfill my job duties for Employer without using or disclosing whatever confidential information I might have relating to previous employers.

5.
A. Activity Covenant: For a period of eighteen (18) months after I cease to be employed by Employer for any reason other than termination due to a layoff or work force reduction, I will not directly or indirectly engage in, or assist any other person or entity to engage in, any Restricted Activity. “Restricted Activity” as used herein means: (i) the design, development, manufacture, assembly, or distribution of electrical submersible motors and electrical submersible motor controls, and water; pump filtration or treatment technologies that are designed, manufactured, sold, or are offered or intended for sale, within or to the Restricted Area in competition with those designed, developed, manufactured, assembled, distributed, marketed or sold by Employer and the(ii) solicitation, encouragement, or inducement (or assisting anyone else to solicit, encourage, or induce) any agent, vendor, supplier or independent contractor to terminate, reduce or curtail their business or relationship with Employer. “Restricted Area” means the United States and the European Union.

B. Customer-Based Restriction: For a period of eighteen (18) months after I cease for any reason other than termination due to a layoff or work force reduction, to be an employee of Employer, I will not, directly or indirectly, solicit (or assist in the solicitation of) orders for Competitive Products from, or provide any Competitive Product to, any Customer or Potential Customer of Employer. “Customer” means only those customers of Employer with whom Employer actually did business, and with whom I had contact or about whom I had access to confidential information, during the last year of my employment. “Potential Customer” shall mean any person or entity to which Employer provided a proposal or bid during the last year of my employment with which I had involvement or about which I had access to confidential information.

C. Non-Compete Covenant: For a period of eighteen (18) months after I cease to be employed by employer for any reason other than termination due to a layoff or work force reduction, I will not directly or indirectly, within the Restricted Area, become employed by, work for, or otherwise provide services to, any Competitor in any capacity that relates to the design, development, manufacture, assembly, distribution, marketing or sale of Competitive Products. “Competitive Products” means electrical submersible motors and electrical submersible motor controls and water pumping systems, water filtration or water treatment technologies. “Competitor” means any person or entity that designs, develops, manufactures, assembles, distributes, markets or sells Competitive Products or components in competition with Employer, including but not limited to Pentair, Xylem, Grundfos, Clack, Kinetico, AO Smith, Culligan, and Hitachi.

D. Non-Hire Agreement: For a period of eighteen (18) months after I cease for any reason to be an employee of Employer, I will not, directly or indirectly, (a) hire, interview for employment, offer employment to, or employ any Restricted Employee, or assist anyone else to do so, or (b) solicit, advise, encourage or induce (or assist in the solicitation, advising, encouragement or inducement of) any Restricted Employee to terminate his or her employment with Employer or suggest that s/he do so. “Restricted Employee” means any person who was employed by Employer within the last three (3) months of my employment with Employer, and with whom I had contact or for whom I had direct or indirect supervisory responsibility during my employment with Employer.

OTHER AGREEMENTS
6.
In addition to any damages awarded by any court and all other remedies otherwise available at law or in equity, Employer shall be entitled to injunctions, both preliminary and final, enjoining and restraining any breach or threatened or intended breach of paragraphs 2, 3 and 4, and I hereby consent to the issuance thereof without Employer being required to post any bond. In the event that Employer shall successfully enforce any part of this Agreement through legal proceedings, I agree to pay to Employer all costs and attorneys’ fees reasonably incurred by it in that endeavor. In the event that I am found to have breached any covenant in this agreement, the time period provided for in that covenant shall be deemed tolled (i.e., it will not run) for so long as I am in violation of that covenant.

7.
I understand and agree that this Agreement is not a guarantee of continued employment for any period. My employment is at will. This means I am free to terminate my employment at any time, for any reason, and that Employer retains the same rights. I understand and agree that this Agreement is assignable by Employer and is enforceable by Employer’s successors and assigns.

8.
This Agreement shall be construed and applied under Indiana law. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, this Agreement shall be construed as if such provision had never been contained herein, and the remainder of this Agreement shall be enforceable and binding upon the parties. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad (for example as to temporal scope), it shall be construed and limited so as to be compatible with the applicable law as it then shall appear.

FRANKLIN ELECTRIC CO., INC.

/s/ Brian Cromwell
Brian Cromwell
VP, Human Resources

EXECUTIVE
/s/ Greg Levine
Greg Levine